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As filed with the Securities and Exchange Commission on July 1, 2009

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)

Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)

GENZYME CORPORATION 2004 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

PETER WIRTH
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Genzyme common stock, $0.01 par value	2,500,000 shares(1)	$54.01(2)	$135,025,000	$7,534.40

(1)
Plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(2)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on June 24, 2009, which were $55.02 and $53.00, respectively.

 EXPLANATORY NOTE

        This Registration Statement is being filed to register an additional 2,500,000 shares of our common stock for issuance under our 2004 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the entire contents of our Registration Statement on Form S-8 (File No. 333-153898) filed with the Securities and Exchange Commission on October 7, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

        See Exhibit Index immediately following the signature page.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 1st day of July, 2009.

By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance; and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 2,500,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 1, 2009:

Signature	Title

/s/ HENRI A. TERMEER Henri A. Termeer	Principal Executive Officer and Director
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Principal Financial Officer
/s/ JASON A. AMELLO Jason A. Amello	Corporate Controller and Principal Accounting Officer
/s/ DOUGLAS A. BERTHIAUME Douglas A. Berthiaume	Director
/s/ GAIL K. BOUDREAUX Gail K. Boudreaux	Director

Signature	Title

/s/ ROBERT J. CARPENTER Robert J. Carpenter	Director
/s/ CHARLES L. COONEY Charles L. Cooney	Director
/s/ VICTOR J. DZAU Victor J. Dzau	Director
/s/ CONNIE MACK III Connie Mack III	Director
/s/ RICHARD F. SYRON Richard F. Syron	Director

 EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Articles of Organization of Genzyme as filed with the Secretary of State of the Commonwealth of Massachusetts on May 25, 2006. Filed as Exhibit 3.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2006.
*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.1 to Genzyme's Form 8-K filed May 25, 2007.
5	Opinion of Ropes & Gray LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).
*99	2004 Equity Incentive Plan. Filed as Appendix B to Genzyme's Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Shareholders filed April 13, 2009.

*
Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-Q, 8-K, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.

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EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX